NEITHER THE SECURITIES REPRESENTED BY THIS CONVERTIBLE SECURED PROMISSORY NOTE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT, BUT, THEN, ONLY UPON THERE HAVING FIRST BEEN OBTAINED A WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

Innovative Software Technologies, Inc.

CONVERTIBLE PROMISSORY NOTE

October 16, 2006
USD $300,000	Tampa, Florida

FOR VALUE RECEIVED, Innovative Software Technologies, Inc., a California corporation, having its principal place of business located at 3998 FAU Blvd., Bldg. 1-210, Boca Raton, Florida (the "Company"), hereby promises to pay to the order of Crescent International Ltd., a Bermuda corporation, having its principal place of business located at 84 av. Louis-Casaï, CH 1216 COINTRIN , Geneva Switzerland, (the "Original Holder"), or registered assigns (each, a "Subsequent Holder", and, together with the Original Holder, a "Holder" or the "Holders"), in immediately available funds and subject to the terms hereof, the principal sum of Three Hundred Thousand dollars and 00/100 (USD $300,000) payable in a single sum on the earlier of (i) the date that is one hundred eighty (180) days after the date of this Note or (ii) the Mandatory Repayment Date. For purposes hereof, the term “Mandatory Repayment Date” shall mean the date that is fourteen (14) days after the Company closes any public or private equity or debt offering for cash that, together with all preceding public or private equity or debt offerings for cash that closed after the date of this Note, results in the Company receiving gross cash proceeds of at least $2,000,000 (provided that purchase money financing for equipment or capital assets shall be excluded from this calculation).

1. Registered Owner. The Company may consider and treat the person or entity in whose name this Note shall be registered as the absolute owner hereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof, upon its registration as owner of this Note, shall become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its principal place of business together with an assignment of this Note duly authenticated. In the case of transfers by operation of law, the transferee shall notify the Company of such transfer and of its address, and shall submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the Holder, in person or by attorney, upon the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of this Note not registered at the time of sending the communication.

2. Conversion Right.

2.1 Grant of Right. Subject to the terms hereof, and for so long as any amounts remain unpaid hereunder, beginning on the date on which a Qualified Transaction closes and ending on the thirtieth (30th) calendar day thereafter, the Holder or the Company shall have the right to convert all (but not less than all) of the principal amount (the “Conversion Amount”), into shares (“Conversion Shares”) of the common stock, par value $0.001 per share, of the Company (the "Common Stock") at a conversion price per share (the "Conversion Price") equal to seventy percent (70%) of the lowest price per share paid by a third-party investor for a share of Common Stock in a Qualified Financing. For purposes hereof, the term “Qualified Financing” shall mean the first transaction after the date of this Note in which the Company issues to any person or entity any shares of Common Stock, or any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) the issuance of any convertible promissory note on or after the date hereof having substantially the same conversion price as this Note and the issuance of any warrants issued thereon having substantially the same terms and provisions as the warrants issued in connection this Note, as well as any shares of Common Stock issuable upon the conversion or exercise of such note or warrant in accordance with the terms thereof, (ii) any shares of Common Stock issued or issuable upon conversion or exchange of any rights, options, warrants or convertible or exchangeable securities, and any shares of Common Stock issuable upon exercise thereof, which rights, options, warrants or convertible or exchangeable securities were issued on or prior to the date of this Note, (iii) any rights, options, warrants or convertible or exchangeable securities and any shares of Common Stock issued upon conversion or exercise thereof or any shares of Common Stock otherwise issued or issuable pursuant to employees, directors, officers, consultants, or independent contractors of the Company in consideration of past or future services rendered by such parties to the Company or its affiliates, (iv) shares of Common Stock issued for consideration other than cash, including without limitation shares issued in the settlement of any claim against the Company, (v) shares of Common Stock or other securities issued in a financing transaction that, together with all prior related financing transactions containing the same terms, results in gross proceeds to the Company of less than $2,000,000, and (vi) shares of Common Stock issued as consideration for a merger or acquisition of all or substantially all of the assets of a third party). In a Qualified Financing, if the Company issues any rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, the per share Common Stock purchase price in such transaction shall be determined by dividing (1) the total amount receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration receivable by the Company upon exercise, conversion or exchange thereof, by (2) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities. For purposes of the preceding sentence, the “total amount receivable by the Company” will include the fair market value of all non-cash consideration received or receivable by the Company in consideration for the issuance, including, in the case of warrants granted in conjunction with a debt facility, the value received by the Company for such warrants in excess of the exercise price thereof.

2.2 Exercise Procedure. The foregoing conversion privilege may be exercised by the Holder only by delivery and surrender of this Note to the Company at its then principal place of business together with the Note Conversion Form annexed hereto as Exhibit A duly executed ("Notice of Exercise"). Subject to the terms hereof, upon Notice of Exercise, the Holder shall be deemed to be the holder of record of the Conversion Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Conversion Shares shall not then have actually been delivered to the Holder. The Company may exercise the foregoing conversion privilege by delivering to Holder a stock certificate evidencing ownership of the Conversion Shares along with a copy of this Promissory Note marked “Cancelled”.

2.3 No Fractional Shares. The Company shall not be required to issue certificates representing fractions of shares upon any conversion hereof, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

2.4 Limitation on Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company prior to any conversion hereof, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

2.5 Certain Adjustments. In case the Company shall: (i) pay a dividend with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (each of the actions in (i)-(iv) is hereinafter referred to as an “Adjustment Event”), the number of Conversion Shares that may be acquired upon conversion of this Note immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of Conversion Shares or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had the Note been converted in whole immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2.5 shall become effective immediately after the effective date of such Adjustment Event, retroactive to the record date, if any, for such Adjustment Event. Whenever the number of Conversion Shares that can be acquired upon the conversion of this Note is adjusted pursuant to this Section 2.5, the Conversion Price payable upon conversion of this Note shall be adjusted by multiplying such Conversion Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares that may be acquired upon the conversion of this Note immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares that may be acquired immediately thereafter.

3. [Omitted]

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder (which representations and warranties shall be deemed to be repeated by the Company on each day on which any amounts remain outstanding hereunder) that:

(a) Corporate Organization & Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of California.

(b) Power, Due Authorization, Execution and Delivery. The Company has full corporate power and authority to (i) carry on its present business as currently conducted, (ii) own its properties and assets, (iii) execute and deliver this Note, (iv) borrow and repay the loan evidenced hereby, (v) issue the Conversion Shares upon any conversion, and (vi) perform all of its obligations hereunder. The Company has taken all requisite corporate and other action to authorize the execution, delivery and performance of this Note and the transactions contemplated hereby. This Note has been duly executed and delivered by the Company.

(c) Valid Issuance of Common Stock. Any Conversion Shares, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Holder in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Conversion Shares will be issued free of any preemptive rights.

(d) Binding Obligations; No Violation. This Note constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law). The execution, delivery and performance of this Note and the payment of all amounts due hereunder by the Company and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of its certificate of incorporation or bylaws, (ii) conflict with or result in the breach of any material provision of, or give rise to a default under, any agreement with respect to indebtedness or of any other material agreement to which the Company is a party or by which it or any of its properties or assets are bound, (iii) conflict with any law, statute, rule or regulation or any order, judgment or ruling of any court or other agency of government to which it is subject or any of its properties or assets may be bound or affected, in each case except where such conflict would not have a material adverse effect on the Company, or (iv) result in the creation or imposition of any lien, charge, mortgage, encumbrance or other security interest or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, revenues or rights to the receipt of income of the Company, except for the liens and security interests created pursuant to the Security Agreement.

(e) Proceedings. There are no legal actions, suits, arbitration proceedings, official investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company that if adversely determined would materially affect the financial condition of the Company or the validity or enforceability of, or the Company's ability to perform, this Note or the transactions contemplated hereby.

(f) Consents and Approvals. All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained by the Company with respect to this Note or the transactions contemplated hereby have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with.

(g) Reporting Company. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has a class of securities registered under Section 15 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations.

5. Investment Intent. The Holder, by its acceptance of this Note and notwithstanding any lack of signature hereto on its part, hereby represents and warrants (i) that this Note is being acquired, and any Conversion Shares will be acquired, by the Holder for its own account, for investment purposes, and not with a view to any distribution thereof, and (ii) that it will not sell, assign, mortgage, pledge, hypothecate, transfer or otherwise dispose of any of the Conversion Shares unless a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (iii) the Company has received a written opinion of its counsel, or counsel reasonably satisfactory to it, that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, mortgage, pledge, hypothecation, transfer or disposition does not require registration under the Act or applicable "blue sky" or state securities laws.

6. Events of Default. An "Event of Default" shall be deemed to have occurred if:

(a) The Company defaults in any payment due under this Note, when and as the same shall become due and payable whether at maturity thereof, or by acceleration or otherwise, which default shall continue uncured for a period of ten (10) days from the date thereof; or

(b) The Company fails to comply with any of the covenants, conditions or agreements set forth in this Note and such default shall continue uncured for a period of thirty (30) days after receipt of written notice to the Company from the Holder stating the specific default or defaults; or

(c) The Company shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief, reorganization or arrangement or any other petition in bankruptcy for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, or shall be adjudicated a bankrupt or insolvent, or shall take corporate action for the purpose of any of the foregoing, or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial part of its property or an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law, or an order for the dissolution, winding up or liquidation of the Company, or if any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days.

7. Remedies. In case an Event of Default (other than an Event of Default resulting from the Company's failure to pay the principal amount of this Note, when the same shall be due and payable in accordance with the terms hereof and an Event of Default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing after giving effect to any applicable cure provisions herein, the Holder may declare by notice in writing to the Company all unpaid principal on the Note then outstanding to be due and payable immediately. In case an Event of Default resulting from the Company's non-payment of principal upon this Note shall occur, the Holder may declare all unpaid principal on this Note to be due and payable immediately. In case an Event of Default resulting from bankruptcy, insolvency or reorganization shall occur, all unpaid principal on the Note shall be due and payable immediately without any declaration or other act on the part of the Holder. Any such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal on the Note) may be waived by the Holder.

8. Costs of Collection. Should the indebtedness represented by this Note or any part thereof be collected in any proceeding, or this Note be placed in the hands of attorneys for collection following any Event of Default, the Company agrees to pay as an additional obligation under this Note, in addition to the principal due and payable hereunder, all costs of collecting this Note, including reasonable attorneys' fees.

9. Waiver and Amendments. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Company and the Holder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

10. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note, of like tenor, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 11 shall be dated as of the date hereof.

11. Restrictions on Transfer.

11.1 Transfer to Comply with the Securities Act of 1933. This Note and any Conversion Shares may not be sold, assigned, mortgaged, pledged, hypothecated, transferred or otherwise disposed of except as follows: (i) to a person or entity who, in the opinion of counsel to the Company, is a person or entity to whom this Note or the Conversion Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions hereof with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

11.2 Legend. Upon conversion of this Note and the issuance of any of the Conversion Shares thereunder, all certificates representing shares shall bear on the face thereof substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT, BUT, THEN, ONLY UPON THERE HAVING FIRST BEEN OBTAINED A WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

12.  Limitation on Recourse. No recourse shall be had for the payment of the principal of, or other fees in connection with, this Note against any officer, director or agent of the Company, past, present or future, all such liability of the officers, directors and agents having been waived, released and surrendered by the Holder hereof by its acceptance of this Note.

13. Integration. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any such modification is sought.

14. Notice. Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered or when mailed, postage pre-paid by registered or certified mail, return receipt requested, or by overnight courier, or when sent by facsimile transmission to either the Company at its address stated above, or to the Holder at its address stated above, or such other address as either party shall have notified the other in writing as aforesaid.

15. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the Florida, without regard to conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf in its corporate name, by its duly authorized officer, all as of the date first above written.

Innovative Software Technologies, Inc.

By:____________________________
Name:Christopher J. Floyd
Title:Chief Financial Officer

Exhibit A

Innovative Software Technologies, Inc..

___________

CONVERTIBLE PROMISSORY NOTE

CONVERSION FORM

The undersigned hereby irrevocably elects to convert an amount equal to $_____________ in principal (the "Conversion Amount") of the Convertible Secured Promissory Note into a number of shares of Innovative Software Technologies, Inc. as determined by dividing the Conversion Amount by the Conversion Price.

Date:______________	____________________________________________
Print Name of Entity or Individual
[As it is to appear on stock certificate]

FOR INDIVIDUAL:

_____________________________________________
Signature

_____________________________________________
Address
_______________________________________________

_______________________________________________
Social Security Number

FOR ENTITY:

By:__________________________________________
Name:
Title:

_____________________________________________
Address
_______________________________________________

_______________________________________________
Employer Identification Number